Exhibit 99.1

Date: August 3, 2016

Spectra Energy Reports Second Quarter 2016 Results

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported net income of $221 million, including net income from controlling interests of $149 million, for the second quarter ended June 30, 2016, with diluted earnings per share of $0.21. The second quarter included non-recurring special items. After income taxes of $12 million, non-recurring special items decreased diluted earnings per share by $0.03.

Second Quarter Highlights:

•	Execution backlog grows to $10 billion with $1.8 billion of new demand-pull contracts

•	Projects in execution continue to advance

•	Close of ~$200 million sale of Empress NGL business expected this week

•	2Q 2016 dividend of $0.405 per share, compared with $0.37 per share in 2Q 2015

•	Continue to expect full-year dividend coverage of 1.2 times

For the quarter, ongoing earnings before interest, taxes, depreciation and amortization (EBITDA) were $655 million, compared with $652 million in the prior-year quarter.

Ongoing distributable cash flow for the quarter was $271 million, compared with $285 million in the same quarter last year.

For the quarter, ongoing net income from controlling interests was $169 million, or $0.24 diluted earnings per share, compared with $156 million, or $0.23 diluted earnings per share in second quarter 2015. Net income from controlling interests was $149 million, or $0.21 diluted earnings per share, compared with $18 million, or $0.03 diluted earnings per share in second quarter 2015.

CEO COMMENT

“Spectra Energy achieved another solid quarter thanks to the strength of our diversified portfolio, and our earnings remain in line with the overall expectations we set at the beginning of the year,” said Greg Ebel, chief executive officer, Spectra Energy. “Not only are we making significant progress advancing our projects already in execution, but our project backlog continues to grow, reaching $10 billion this quarter. Notably, we secured the $1.5 billion Valley Crossing Pipeline project to serve Mexico’s developing natural gas market. Our excellent liquidity and investment-grade balance sheet, as well as our access to multiple financing options, continue to be significant competitive advantages. These advantages, combined with our limited commodity exposure, give us confidence in our ability to deliver on our commitments to our investors.”

EFFECTS OF SPECIAL ITEMS

Second Quarter 2016

			Income	Net
($MM)	Segment	EBITDA	Tax Effect	Income(1)		DCF
Ongoing		$655	$(64)	$169		$271
Adjustments related to Special Items
Costs related to Texas Eastern pipeline incident
Self-insurance reserve	Other	$(10)	$4	$(6)		$(10)
Inspection and repair costs	SEP	(6)	2	(3	)(2)	(6)
Effects of flooding in British Columbia	W. Canada	(3)	1	(2)		(3)
Employee and overhead reduction costs	W. Canada	(6)	2	(4)		(6)
Employee and overhead reduction costs	Field Services	(5)	2	(3)		—
Loss on asset sale	Field Services	(3)	1	(2)		—

Total Special Items		$(33)	$12	$(20)		$(25)

Reported		$622	$(52)	$149		$246

(1)	Represents net income from controlling interests
(2)	Net of non-controlling interests of $1 million

Second Quarter 2015

			Income	Net
($MM)	Segment	EBITDA	Tax Effect	Income(1)	DCF
Ongoing		$652	$(72)	$156	$285
Adjustments related to Special Items
Employee and overhead reduction costs	W. Canada	$(11)	$3	$(8)	$(11)
Goodwill impairment	Field Services	(194)	72	(122)	—
Loss on asset sales	Field Services	(12)	4	(8)	—

Total Special Items		$(217)	$79	$(138)	$(11)

Reported		$435	$7	$18	$274

(1)	Represents net income from controlling interests

SEGMENT RESULTS

Spectra Energy Partners

Ongoing EBITDA from Spectra Energy Partners was $477 million in second quarter 2016, compared with $478 million in second quarter 2015. Second quarter 2016 results exclude a special item of $6 million in expense. These results reflect increased earnings from expansion projects and the absence of equity earnings from Sand Hills and Southern Hills natural gas liquids (NGL) pipelines, which Spectra Energy Partners owned until October 2015. Earnings from these NGL pipeline interests are now reflected in the Field Services segment. These results were partially offset by a positive property tax adjustment in second quarter 2015.

Distribution

Despite a lower Canadian dollar, Distribution second quarter 2016 EBITDA was $104 million, compared with $98 million in second quarter 2015. This increase was mainly due to incremental earnings from the 2015 Dawn-Parkway expansion project and higher storage margins, as well as colder weather.

Western Canada Transmission & Processing

Ongoing EBITDA from Western Canada Transmission & Processing was $106 million in second quarter 2016, compared with $115 million in second quarter 2015. The 2016 and 2015 periods exclude special items of $9 million and $11 million in expenses, respectively. In line with our expectations, the segment’s results reflect lower gathering and processing revenues, lower earnings at Empress, and a lower Canadian dollar, largely offset by lower plant turnaround costs.

Field Services

Ongoing EBITDA from Field Services was $(6) million in second quarter 2016, compared with $(27) million in second quarter 2015. The 2016 and 2015 periods exclude special items of $8 million and $206 million in expenses, respectively. The results for the quarter reflect higher earnings attributable to favorable contract realignment efforts, continued cost-saving initiatives and asset growth. These increases were partially offset by lower commodity prices and lower-margin volume declines. As a reminder, Spectra Energy’s EBITDA from Field Services represents the company’s 50 percent share of DCP Midstream’s net income plus gains from DPM unit issuances.

During the second quarters of 2016 and 2015, respectively, NGL prices averaged $0.46 per gallon versus $0.48 per gallon, NYMEX natural gas averaged $1.95 per million British thermal units (MMBtu) versus $2.64 per MMBtu, and crude oil averaged approximately $46 per barrel versus $58 per barrel.

Other

Ongoing net expenses from “Other” were $26 million and $12 million in the second quarters of 2016 and 2015, respectively. The 2016 period excludes a special item of $10 million in expense. These results reflect higher employee benefits costs, driven by an improvement in the company’s stock price, and an increase in business development costs. “Other” primarily consists of corporate expenses, including benefits and captive insurance.

Interest Expense

Interest expense was $153 million in second quarter 2016, compared with $166 million in second quarter 2015, reflecting higher capitalized interest.

Income Tax Expense

Income tax expense was $52 million in second quarter 2016, compared with an income tax benefit of $7 million in second quarter 2015, with effective tax rates of 19 percent and negative 10 percent, respectively. The 2015 period reflects a $72 million tax benefit reported as a special item related to a goodwill impairment at DCP Midstream.

Foreign Currency

Net income from controlling interests for the quarter was higher by $2 million due to a lower Canadian dollar.

Liquidity and Capital Expenditures

Total debt outstanding at Spectra Energy as of June 30, 2016, was $14.8 billion, with available liquidity of $3.5 billion. Including contributions from noncontrolling interests, Spectra Energy has $3.0 billion of capital expansion spending planned in 2016, $1.8 billion of which will be at Spectra Energy Partners.

Including contributions from noncontrolling interests of $81 million, total capital spending in second quarter 2016 was $860 million, comprised of $704 million of growth capital expenditures and $156 million of maintenance capital expenditures.

In April 2016, Spectra Energy issued 16.1 million common shares to the public for total net proceeds of $479 million. The proceeds were used to purchase 10.4 million common units from Spectra Energy Partners.

EXPANSION PROJECT UPDATES

Spectra Energy continues to make progress on securing $35 billion in new projects by the end of the decade. At the end of second quarter 2016, the company had:

•	$10.3 billion – in service and delivering solid cash flows

•	$10 billion – in execution

•	$20+ billion – in development

Spectra Energy Partners

The Ozark Conversion project went into service on time and began flowing product in July. Spectra Energy Partners’ other projects scheduled for 2016 in-service are on track to meet their timelines, including AIM, Loudon Expansion, Salem Lateral, and Express Enhancement.

Pre-construction work is currently under way on Sabal Trail, with full construction scheduled to begin in late summer, and in-service targeted for early summer 2017.

In July, the NEXUS and TEAL projects received a favorable FERC Draft Environmental Impact Statement (DEIS). The FERC Final Environmental Impact Statement is expected later this year, and the FERC Certificate is expected in first quarter 2017, keeping the projects on track to be in service in fourth quarter 2017.

Spectra Energy Partners also received the FERC Notice of Schedule for Access South, Adair Southwest, and the Lebanon Extension in July, and expects to receive the FERC Environmental Assessment soon, keeping these projects on target for in-service in the second half of 2017.

PennEast received its DEIS in July as well, and is expected to be in service in the second half of 2018.

Atlantic Bridge received its FERC Environmental Assessment in May and continues to move forward toward an in-service date in the second half of 2017.

The South Texas Expansion Project (STEP) in-service date has shifted to fourth quarter 2018 to be in line with our expected in-service date for the Valley Crossing Pipeline project.

We continue to make progress on Access Northeast, and anticipate moving the project into execution later this year. Access Northeast is uniquely designed – both physically and contractually – to serve the needs of New England power generators, improve reliability, and save consumers an average of $1 billion per year in energy costs.

Spectra Energy continues working with co-developers Eversource and National Grid to advance state approvals for the customer agreements and is participating in the various processes currently under way:

•	In Maine, the Public Utilities Commission voted in July to endorse a contract with Access Northeast and approved the business model allowing electric utilities to enter into pipeline capacity contracts.

•	The Massachusetts Department of Public Utilities commenced hearings August 2 to review the pipeline capacity contracts submitted by affiliates of Eversource and National Grid, and is expected to deliver a decision later this year. The department ruled last fall that it had authority to approve such contracts.

•	Connecticut’s Department of Energy and Environmental Protection issued an RFP in early June for natural gas capacity, and is evaluating the submissions, with a decision expected in late August.

•	In Rhode Island, a long-term pipeline capacity contract with Access Northeast was submitted to the Public Utilities Commission in June, with a decision expected by the end of October.

The Access Northeast solution is designed to meet the needs of New England by maximizing the use of existing utility corridors and the Algonquin and Maritimes & Northeast pipelines, which directly connect to more than 60 percent of the existing ISO-New England gas-fired electric generation capacity and more than 80 percent of the new capacity that has recently cleared the ISO-New England forward capacity market. Access Northeast will cost-effectively deliver affordable natural gas when power generators need it, with new services to handle peak hours, seasonal needs, and quick starts to support intermittent wind and solar energy. In April, FERC issued the Notice of Intent to prepare an Environmental Impact Statement for Access Northeast, which continues to advance toward a late 2018 initial in-service date.

Distribution

The 2016 and 2017 Dawn-Parkway expansions are in construction and are on schedule for their respective in-service dates. Construction also continues on the Burlington-Oakville expansion, which is expected to be in service later this year.

Western Canada

The RAM project is proceeding on schedule, and will phase in from 2016 through 2018, and the High Pine in-service date moved to the first half of 2017 due to the National Energy Board (NEB) review.

The Jackfish Lake project received NEB approval in July, and is anticipated to be placed into service in first quarter 2017, earlier than originally expected.

Projects Moved into Execution in Second Quarter

In June, Spectra Energy was named the successful bidder in the Nueces to Brownsville RFP process conducted by Comisión Federal de Electricidad (CFE), the Mexico state-owned power utility. The Valley Crossing Pipeline project is a $1.5 billion intrastate natural gas pipeline system in South Texas that will help meet Mexico’s growing electric generation needs. The approximately 170-mile pipeline, which will have a capacity of 2.6 billion cubic feet per day (Bcf/d) and is scheduled for in-service in fourth quarter 2018, is underpinned by a long-term, fee-based, U.S. dollar-denominated contract with CFE. Valley Crossing will also construct and operate a header system of more than 5 Bcf/d near the Agua Dulce Hub. This project positions Spectra Energy to pursue other incremental upstream regional business as Mexico reforms its energy industry.

The C$265 million Panhandle Reinforcement project is a pipeline expansion to serve incremental industrial market growth in southwestern Ontario. Union Gas submitted the Ontario Energy Board application in June and expects approval in first quarter 2017, with in-service by the end of 2017.

Spectra Energy also filed a FERC application for the Bayway Lateral in July and expects to have this $30 million project in service in the first half of 2018. This lateral, with capacity of 300 million cubic feet per day, will serve a refinery and a cogeneration facility in New Jersey.

ADDITIONAL INFORMATION

Additional information about second quarter 2016 earnings can be obtained via the Spectra Energy website: www.spectraenergy.com.

The analyst call, held jointly with Spectra Energy Partners, is scheduled for today, Wednesday, August 3, 2016, at 8 a.m. CT. The webcast will be available via the Spectra Energy and Spectra Energy Partners Investors pages. The conference call can be accessed by dialing (888) 252-3715 in the U.S. or Canada, or (706) 634-8942 internationally. The conference ID is 70917862 or “Spectra Energy / Spectra Energy Partners Earnings Call.”

A replay of the call will be available until 5 p.m. CT on Friday, September 2, 2016, by dialing (800) 585-8367 in the U.S. or Canada, or (404) 537-3406 internationally, and using the above conference ID. A replay and transcript also will be available via the Spectra Energy and Spectra Energy Partners Investors pages.

Non-GAAP Financial Measures

We use ongoing net income from controlling interests and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, excluding special items. Special items represent certain charges and credits which we believe will not be recurring on a regular basis. We believe that the presentation of ongoing net income from controlling interests and ongoing diluted EPS provides useful information to investors, as it allows investors to more accurately compare our ongoing performance across periods. The most directly comparable GAAP measures for ongoing net income from controlling interests and ongoing diluted EPS are net income from controlling interests and diluted EPS.

We use earnings from continuing operations before interest, income taxes, and depreciation and amortization (EBITDA) and ongoing EBITDA, non-GAAP financial measures, as performance measures for Spectra Energy Corp. Ongoing EBITDA represents EBITDA, excluding special items. We believe that the presentation of EBITDA and ongoing EBITDA provides useful information to investors, as it allows investors to more accurately compare Spectra Energy Corp’s performance across periods. The most directly comparable GAAP measure for EBITDA and ongoing EBITDA for Spectra Energy Corp is net income.

The primary performance measures used by us to evaluate segment performance are segment EBITDA and Other EBITDA. We consider segment EBITDA and Other EBITDA, which are the GAAP measures used to report segment results, to be good indicators of each segment’s operating performance from its continuing operations as they represent the results of our segments’ operations before depreciation and amortization without regard to financing methods or capital structures. Our segment EBITDA and Other EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA in the same manner.

We also use ongoing segment EBITDA and ongoing Other EBITDA (net expenses) as measures of performance. Ongoing segment EBITDA and ongoing Other EBITDA are non-GAAP financial measures, as they represent segment EBITDA and Other EBITDA, excluding special items. We believe that the presentation of ongoing segment EBITDA and ongoing Other EBITDA provides useful information to investors, as it allows investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment EBITDA and ongoing Other EBITDA are segment EBITDA and Other EBITDA.

We also present Distributable Cash Flow (DCF), which is a non-GAAP financial measure. We believe that the presentation of DCF provides useful information to investors, as it represents the cash generation capabilities of the company to support dividend growth. We also use ongoing DCF, which is a non-GAAP financial measure, as it represents DCF, excluding the cash effect of special items. The most directly comparable GAAP measure for DCF and ongoing DCF is net income. We also use DCF coverage, which is a non-GAAP financial measure, as it represents DCF divided by dividends declared on common stock. The most directly comparable GAAP measure for DCF coverage is EPS.

The non-GAAP financial measures presented in this press release should not be considered in isolation or as an alternative to financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies because other companies may not calculate these measures in the same manner.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition; the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2015 Form 10-K, filed on February 25, 2016, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s leading pipeline and midstream companies. Based in Houston, Texas, the company’s operations in the United States and Canada include more than 21,000 miles of natural gas, natural gas liquids, and crude oil pipelines; approximately 300 billion cubic feet (Bcf) of natural gas storage; 4.8 million barrels of crude oil storage; as well as natural gas gathering, processing, and local distribution operations. Spectra Energy is the general partner of Spectra Energy Partners (NYSE: SEP), one of the largest pipeline master limited partnerships in the United States and owner of the natural gas and crude oil assets in Spectra Energy’s U.S. portfolio. Spectra Energy also has a 50 percent ownership in DCP Midstream, the largest producer of natural gas liquids and the largest natural gas processor in the United States. Spectra Energy has served North American customers and communities for more than a century. For more information, visit www.spectraenergy.com and www.spectraenergypartners.com.

Media:	Phil West
(713) 627-4964
(713) 627-4747 (24-hour media line)

Analysts and Investors:	Roni Cappadonna
(713) 627-4778

###

Spectra Energy Corp

Quarterly Highlights

June 2016

(Unaudited)

(In millions, except per-share amounts and where noted)

Reported - These results include the impact of special items

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
COMMON STOCK DATA
Earnings Per Share, Diluted	$0.21	$0.03	$0.56	$0.42
Dividends Per Share	$0.405	$0.370	$0.810	$0.740
Weighted-Average Shares Outstanding, Diluted	701	672	688	672
INCOME
Operating Revenues	$1,159	$1,192	$2,543	$2,815
Total Reportable Segment EBITDA	658	447	1,427	1,238
Net Income - Controlling Interests	149	18	383	285
EBITDA BY BUSINESS SEGMENT
Spectra Energy Partners	$471	$478	$944	$933
Distribution	104	98	274	290
Western Canada Transmission & Processing	97	104	220	265
Field Services	(14)	(233)	(11)	(250)

Total Reportable Segment EBITDA	658	447	1,427	1,238
Other EBITDA	(36)	(12)	(55)	(27)

Total Reportable Segment and Other EBITDA	$622	$435	$1,372	$1,211

DISTRIBUTABLE CASH FLOW
Distributable Cash Flow	$246	$274	$769	$852
CAPITAL AND INVESTMENT EXPENDITURES
Spectra Energy Partners (a)			$1,135	$638
Distribution			341	207
Western Canada Transmission & Processing			133	149
Other			23	29

Total Capital and Investment Expenditures (a)			$1,632	$1,023

Expansion and Investment (a)			$1,388	$760
Maintenance and Other			244	263

Total Capital and Investment Expenditures (a)			$1,632	$1,023

			June 30,	December 31,
			2016	2015
CAPITALIZATION
Common Equity - Controlling Interests			28.9%	26.6%
Noncontrolling Interests and Preferred Stock			15.0%	13.6%
Total Debt			56.1%	59.8%
Total Debt			$14,765	$14,656
Book Value Per Share (b)			$10.84	$9.73
Actual Shares Outstanding (c)			701	671

(a)	Excludes contributions received from noncontrolling interests of $176 million in 2016 and $58 million in 2015.
(b)	Represents controlling interests.
(c)	Increase in 2016 resulted from a newly initiated “At the Market” equity issuance program in March 2016 and equity issuance to the public in April 2016.

Spectra Energy Corp

Quarterly Highlights

June 2016

(Unaudited)

(In millions, except where noted)

Reported - These results include the impact of special items

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
SPECTRA ENERGY PARTNERS
Operating Revenues	$618	$603	$1,242	$1,209
Operating Expenses
Operating, Maintenance and Other	216	192	421	399
Other Income and Expenses	69	67	123	123

EBITDA	$471	$478	$944	$933

Express Pipeline Revenue Receipts, MBbl/d (a)	233	235	233	242
Platte PADD II Deliveries, MBbl/d	143	172	132	170
DISTRIBUTION
Operating Revenues	$284	$290	$749	$952
Operating Expenses
Natural Gas Purchased	91	103	306	486
Operating, Maintenance and Other	89	90	171	176
Other Income and Expenses	—	1	2	—

EBITDA	$104	$98	$274	$290

Number of Customers, Thousands	—	—	1,446	1,425
Heating Degree Days, Fahrenheit	1,032	866	4,347	5,125
Pipeline Throughput, TBtu (b)	155	132	385	460
Canadian Dollar Exchange Rate, Average	1.29	1.23	1.33	1.23
WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$258	$304	$563	$674
Operating Expenses
Natural Gas and Petroleum Products Purchased	15	25	63	92
Operating, Maintenance and Other	148	174	285	321
Other Income and Expenses	2	(1)	5	4

EBITDA	$97	$104	$220	$265

Pipeline Throughput, TBtu	214	220	466	476
Volumes Processed, TBtu	163	156	339	336
Canadian Dollar Exchange Rate, Average	1.29	1.23	1.33	1.23
FIELD SERVICES
Earnings (loss) from Equity Investment in DCP Midstream, LLC	$(14)	$(233)	$(11)	$(250)

Natural Gas Gathered and Processed/Transported, TBtu/day (c)	6.7	7.0	6.8	7.1
Natural Gas Liquids Production, MBbl/d (c)	416	408	399	404
Average Natural Gas Price Per MMBtu (d)	$1.95	$2.64	$2.02	$2.81
Average Natural Gas Liquids Price Per Gallon (e)	$0.46	$0.48	$0.41	$0.48
Average Crude Oil Price Per Barrel (f)	$45.64	$57.94	$39.54	$53.29

(a)	Thousand barrels per day.
(b)	Trillion British thermal units.
(c)	Reflects 100% of DCP Midstream volumes.
(d)	Million British thermal units. Average price based on NYMEX Henry Hub.
(e)	Does not reflect results of commodity hedges.
(f)	Average price based on NYMEX calendar month.

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

Reported - These results include the impact of special items

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Revenues	$1,159	$1,192	$2,543	$2,815
Operating Expenses	788	786	1,678	1,868

Operating Income	371	406	865	947

Other Income and Expenses	55	(167)	120	(123)
Interest Expense	153	166	304	325

Earnings Before Income Taxes	273	73	681	499
Income Tax Expense	52	(7)	150	94

Net Income	221	80	531	405
Net Income - Noncontrolling Interests	72	62	148	120

Net Income - Controlling Interests	$149	$18	$383	$285

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	June 30,	December 31,
	2016	2015
ASSETS
Current Assets	$1,637	$1,648
Investments and Other Assets	7,247	7,056
Net Property, Plant and Equipment	24,707	22,918
Regulatory Assets and Deferred Debits	1,456	1,301

Total Assets	$35,047	$32,923

LIABILITIES AND EQUITY
Current Liabilities	$2,786	$3,392
Long-term Debt	13,584	12,892
Deferred Credits and Other Liabilities	7,115	6,768
Preferred Stock of Subsidiaries	339	339
Equity	11,223	9,532

Total Liabilities and Equity	$35,047	$32,923

Spectra Energy Corp

Distributable Cash Flow

(Unaudited)

(In millions)

Reported - These results include the impact of special items

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Income	$221	$80	$531	$405
Add:
Interest expense	153	166	304	325
Income tax expense (benefit)	52	(7)	150	94
Depreciation and amortization	196	193	389	386
Foreign currency (gain) loss	2	4	—	3
Less:
Third party interest income	2	1	2	2

EBITDA	622	435	1,372	1,211

Add:
(Earnings) Loss from equity investments	(16)	(5)	(56)	(29)
Non-cash impairments at DCP	—	194	7	194
Distributions from equity investments	32	70	97	124
Empress non-cash items	12	1	44	23
Non-cash impairment at Ozark Gas Gathering	—	—	—	9
Other	16	17	21	22
Less:
Interest expense	153	166	304	325
Equity AFUDC	39	24	64	40
Net cash paid (refund) for income taxes	12	18	(10)	(28)
Distributions to non-controlling interests	60	49	114	93
Maintenance capital expenditures	156	181	244	272

Total Distributable Cash Flow	$246	$274	$769	$852

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2016 Quarter-to-date

(Unaudited)

(In millions, except per-share amounts)

	Reported Earnings	Less: Special Items		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION
Spectra Energy Partners	$471	$(6	)A	$477
Distribution	104	—		104
Western Canada Transmission & Processing	97	(9	)B	106
Field Services	(14)	(8	)C	(6)

Total Reportable Segment EBITDA	658	(23)		681
Other	(36)	(10	)D	(26)

Total Reportable Segment and Other EBITDA	$622	$(33)		$655

EARNINGS
Total Reportable Segment EBITDA and Other EBITDA	$622	$(33)		$655
Depreciation and Amortization	(196)	—		(196)
Interest Expense	(153)	—		(153)
Income Tax Benefit (Expense)	(52)	12		(64)

Total Net Income	221	(21)		242
Total Net Income - Noncontrolling Interests	(72)	1		(73)

Total Net Income - Controlling Interests	$149	$(20)		$169

EARNINGS PER SHARE, BASIC	$0.21	$(0.03)		$0.24

EARNINGS PER SHARE, DILUTED	$0.21	$(0.03)		$0.24

A - Inspection and repair costs related to Texas Eastern pipeline incident in Pennsylvania.

B - Employee and overhead reduction costs, and the effects of flooding in British Columbia.

C - Employee and overhead reduction costs, and loss on the sale of an asset.

D - Self-insurance reserve associated with Texas Eastern pipeline incident in Pennsylvania.

Weighted Average Shares (reported and ongoing) - in millions

Basic	699
Diluted	701

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2015 Quarter-to-date

(Unaudited)

(In millions, except per-share amounts)

	Reported Earnings	Less: Special Items		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION
Spectra Energy Partners	$478	$—		$478
Distribution	98	—		98
Western Canada Transmission & Processing	104	(11	)A	115
Field Services	(233)	(206	)B	(27)

Total Reportable Segment EBITDA	447	(217)		664
Other	(12)	—		(12)

Total Reportable Segment and Other EBITDA	$435	$(217)		$652

EARNINGS
Total Reportable Segment EBITDA and Other EBITDA	$435	$(217)		$652
Depreciation and Amortization	(193)	—		(193)
Interest Expense	(166)	—		(166)
Interest Income and Other	(3)	—		(3)
Income Tax Benefit (Expense)	7	79		(72)

Total Net Income	80	(138)		218
Total Net Income - Noncontrolling Interests	(62)	—		(62)

Total Net Income - Controlling Interests	$18	$(138)		$156

EARNINGS PER SHARE, BASIC	$0.03	$(0.20)		$0.23

EARNINGS PER SHARE, DILUTED	$0.03	$(0.20)		$0.23

A - Employee and overhead reduction costs.

B - Employee and overhead reduction costs, net losses on sale of assets and goodwill impairment.

Weighted Average Shares (reported and ongoing) - in millions

Basic	671
Diluted	672

Spectra Energy Corp

Reported to Ongoing Distributable Cash Flow Reconciliation

Unaudited

(In millions, except where noted)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	Reported	Less: Special Items	Ongoing	Reported	Less: Special Items	Ongoing
Net Income	$221	$(21)	$242	$80	$(138)	$218
Add:
Interest expense	153	—	153	166	—	166
Income tax expense (benefit)	52	(12)	64	(7)	(79)	72
Depreciation and amortization	196	—	196	193	—	193
Foreign currency (gain) loss	2	—	2	4	—	4
Less:
Third party interest income	2	—	2	1	—	1

EBITDA	622	(33)	655	435	(217)	652

Add:
(Earnings) Loss from equity investments	(16)	8	(24)	(5)	12	(17)
Non-cash impairment at DCP	—		—	194	194	—
Distributions from equity investments	32	—	32	70	—	70
Empress non-cash items	12	—	12	1	—	1
Other	16	—	16	17	—	17
Less:
Interest expense	153	—	153	166	—	166
Equity AFUDC	39	—	39	24	—	24
Net cash paid (refund) for income taxes	12	—	12	18	—	18
Distributions to non-controlling interests	60	—	60	49	—	49
Maintenance capital expenditures	156	—	156	181	—	181

Total Distributable Cash Flow	$246	$(25)	$271	$274	$(11)	$285

Spectra Energy Corp

Distributable Cash Flow

(In millions)

2016e
Total Reported Net Income	$1,150
Add:
Interest expense	625
Income tax expense (benefit)	315
Depreciation and amortization	765

EBITDA	2,855
Add:
Net cash from equity investments	85
Other	85
Less:
Interest expense	625
Equity AFUDC	145
Cash paid for income taxes	15
Distributions to non-controlling interests	255
Maintenance capital expenditures	615

Total Consolidated Distributable Cash Flow	$1,370

Coverage Ratio	1.2x